UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A/A
Amendment No. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
XenoPort, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3330837

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

3410 Central Expressway
Santa Clara, California	95051

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which the form relates: 333-122156 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
N/A	N/A
     Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value per share

(Title of Class)

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Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES
INDEX TO EXHIBITS

INFORMATION REQUIRED IN REGISTRATION STATEMENT
In connection with XenoPort, Inc.’s adoption of a stockholder rights plan providing for the dividend distribution of one preferred share purchase right for each outstanding share of our common stock, par value $0.001 per share, we are hereby amending our Registration Statement on Form 8-A relating to our common stock filed with the Securities and Exchange Commission, or the SEC, on May 25, 2005.
Item 1. Description of Registrant’s Securities to be Registered.
Item 1 of the Form 8-A, dated May 25, 2005, is hereby amended to include the following:
We hereby incorporate the description of our capital stock by reference to our Current Report on Form 8-K filed with the SEC on December 16, 2005, including any amendments or reports filed for the purpose of updating such description.
Item 2. Exhibits.

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation as currently in effect (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2005).

3.2	Amended and Restated Bylaws as currently in effect (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2005).

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on December 16, 2005 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on December 16, 2005).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1, File No. 333-122156, filed with the SEC on April 13, 2005).

4.2	Fifth Amended and Restated Investor Rights Agreement, dated December 16, 2004, between XenoPort, Inc. and certain of its stockholders (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1, File No. 333-122156, filed with the SEC on January 19, 2005).

4.3	Form of Rights Certificate (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on December 16, 2005).

4.4	Rights Agreement, dated as of December 15, 2005, by and between XenoPort, Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on December 16, 2005).

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SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XenoPort, Inc. (Registrant)
Dated: December 19, 2005	By:	/s/ Ronald W. Barrett
Ronald W. Barrett, PhD
Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation as currently in effect (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2005).

3.2	Amended and Restated Bylaws as currently in effect (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2005).

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on December 16, 2005 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on December 16, 2005).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1, File No. 333-122156, filed with the SEC on April 13, 2005).

4.2	Fifth Amended and Restated Investor Rights Agreement, dated December 16, 2004, between XenoPort, Inc. and certain of its stockholders (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1, File No. 333-122156, filed with the SEC on January 19, 2005).

4.3	Form of Rights Certificate (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on December 16, 2005).

4.4	Rights Agreement, dated as of December 15, 2005, by and between XenoPort, Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on December 16, 2005).

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